EXHIBIT 3.1.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

         The National Registry Inc., a Delaware corporation, pursuant to Section 242 of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation adopts the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of The National Registry Inc. be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

                           "FIRST: The name of the corporation is: SAFLINK
                  Corporation."

         SECOND: The amendment of the Certificate of Incorporation of the corporation herein certified were duly adopted, pursuant to the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said The National Registry Inc. has caused this certificate to be signed by Jeffery P. Anthony, its authorized officer.



                                                    ----------------------------
                                                    By:   Jeffrey P. Anthony
                                                    Its:  President and Chief
                                                          Executive Officer